UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

PSIVIDA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 926-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of pSivida Corp. (the “Company”) was held on December 14, 2012. The stockholders elected each of the Company’s nominees for director, approved the stock option grant to Dr. Ashton, approved the stock option grants to the Company’s non-executive directors, ratified the issuance of common stock and warrants in August 2012 and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013. The proposals below are described in detail in the Company’s definitive proxy statement filed with the SEC on October 25, 2012.

The results are as follows:

1.	Election of Directors.

DIRECTOR NOMINEE	FOR	WITHHELD	NON VOTE

David J. Mazzo	6,251,057	246,445	6,516,315
Paul Ashton	6,268,689	228,813	6,516,315
Douglas Godshall	6,242,057	255,445	6,516,315
Paul A Hopper	6,248,299	249,203	6,516,315
Michael Rogers	6,251,002	246,500	6,516,315
Peter G. Savas	5,716,049	781,453	6,516,315

2.	Approval of stock option grant to CEO Paul Ashton.

FOR	5,386,929
AGAINST	1,083,693
ABSTAIN	26,880
NON VOTES	6,516,315

3.	Approval of stock option grants to the following non-executive directors.

DIRECTOR	FOR	AGAINST	ABSTAIN	NON VOTES

Douglas Godshall	5,170,574	1,302,427	24,501	6,516,315
Paul A. Hopper	5,170,566	1,304,302	22,634	6,516,315
Michael Rogers	5,183,324	1,289,677	24,501	6,516,315
Peter G. Savas	4,635,566	1,839,302	22,634	6,516,315
David J. Mazzo	5,171,576	1,303,140	22,786	6,516,315

4.	For purposes of ASX Listing Rule 7.4, to ratify the issuance and sale of 2,494,419 shares of common stock together with warrants to purchase 623,605 shares of common stock in August 2012.

FOR	6,146,951
AGAINST	314,406
ABSTAIN	36,145
NON VOTES	6,516,315

5.	Ratification of the appointment of Deloitte & Touche LLP.

FOR	12,877,719
AGAINST	132,834
ABSTAIN	3,264

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

Date: December 18, 2012	By:	/s/ Lori Freedman
Lori Freedman, Vice President, Corporate Affairs, General Counsel and Secretary